Calculation of Filing Fee Tables
F-10
TELUS CORP
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Debt	Debt Securities	457(o)
		Equity	Preferred Shares	457(o)
		Equity	Common Shares	457(o)
		Equity	Warrants to Purchase Equity Securities	457(o)
		Debt	Warrants to Purchase Debt Securities	457(o)
		Equity	Share Purchase Contracts	457(o)
		Equity	Share Purchase or Equity Units	457(o)
		Equity	Subscription Receipts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,622,100,335.00	0.0001381	$ 224,012.06
Fees Previously Paid
			Total Offering Amounts:				$ 1,622,100,335.00		$ 224,012.06
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 224,012.06
Offering Note
[1]	(a) There are being registered under the Registration Statement to which this exhibit is attached (this "Registration Statement") such indeterminate amount of Debt Securities of TELUS Corporation (the "Registrant") and such indeterminate number of Preferred Shares, Common Shares, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts, Share Purchase or Equity Units and Subscription Receipts of the Registrant as shall have an aggregate initial offering price (estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act) not to exceed $2,845,200,000 (or its equivalent in any other currency used to denominate the securities) (converted from C$4,000,000,000 at an exchange rate of C$1.00 = $0.7113, which was the daily exchange rate as reported by the Bank of Canada on November 26, 2025), including securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). See Table 3. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. (b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Debt	Debt Securities			F-10	333-266633	08/08/2022
	Equity	Preferred Shares			F-10	333-266633	08/08/2022
	Equity	Common Shares			F-10	333-266633	08/08/2022
	Equity	Warrants to Purchase Equity Securities			F-10	333-266633	08/08/2022
	Debt	Warrants to Purchase Debt Securities			F-10	333-266633	08/08/2022
	Equity	Share Purchase Contracts			F-10	333-266633	08/08/2022
	Equity	Share Purchase or Equity Units			F-10	333-266633	08/08/2022
	Equity	Subscription Receipts			F-10	333-266633	08/08/2022
1	Unallocated (Universal) Shelf			$ 188,399,665.00	F-10	333-266633	08/08/2022
	Debt	Debt Securities			F-10	333-281233	08/05/2024
	Equity	Preferred Shares			F-10	333-281233	08/05/2024
	Equity	Common Shares			F-10	333-281233	08/05/2024
	Equity	Warrants to Purchase Equity Securities			F-10	333-281233	08/05/2024
	Debt	Warrants to Purchase Debt Securities			F-10	333-281233	08/05/2024
	Equity	Share Purchase Contracts			F-10	333-281233	08/05/2024
	Equity	Share Purchase or Equity Units			F-10	333-281233	08/05/2024
	Equity	Subscription Receipts			F-10	333-281233	08/05/2024
2	Unallocated (Universal) Shelf			$ 1,034,700,000.00	F-10	333-281233	08/05/2024
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to this Registration Statement and to the registration statement on Form F-10 (File No. 333-266633), which became effective on August 8, 2022 (the "2022 Registration Statement") and the registration statement on Form F-10 (File No. 333-281233), which became effective on August 5, 2024 (the "2024 Registration Statement" and, together with the 2022 Registration Statement, the "Prior Registration Statements"), relating to such indeterminate amount of Debt Securities of the Registrant and such indeterminate number of Preferred Shares, Common Shares, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts, Share Purchase or Equity Units and Subscription Receipts of the Registrant as shall have an aggregate initial offering price not to exceed $2,723,099,665, in the case of the 2022 Registration Statement, and $2,534,700,000, in the case of the 2024 Registration Statement, of which $188,399,665 remains unsold under the 2022 Registration Statement and $1,034,700,000 remains unsold under the 2024 Registration Statement. This Registration Statement combines the remaining $1,223,099,665 of unsold securities from the Prior Registration Statements with an additional $1,622,100,335 of unallocated (universal) shelf to enable an aggregate $2,845,200,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the $1,223,099,665 of unsold securities which were previously registered on the Prior Registration Statements. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

[2]	See Prospectus Note 1.